Exhibit 99.2

                    , 2009

Dear Shareholder of Ocean Shore Holding Co.:

As you know, last year the Boards of Directors of Ocean City Home Bank, Ocean Shore Holding Co. and OC Financial MHC unanimously adopted a Plan of Conversion and Reorganization providing for our reorganization from a mutual holding company to a full stock organization. The Plan was subsequently approved by the members of OC Financial MHC and the shareholders of Ocean Shore Holding Co. To accomplish the reorganization, a newly formed New Jersey corporation, also called Ocean Shore Holding Co., must sell certain shares of its common stock in a public offering and issue additional shares to the current shareholders of Ocean Shore Holding Co. (other than OC Financial MHC) in exchange for their existing shares. In accordance with regulatory requirements, we are writing to update you on the status of the reorganization.

We commenced our stock offering in November of last year. In March, we suspended the offering as a result of market conditions and requested our independent appraiser, RP Financial, L.C., to update its appraisal of the estimated pro forma market value of our common stock. We have received an updated appraisal report dated May 29, 2009, and are now recommencing our stock offering based on the updated appraisal. The current offering reflects a decrease in the appraiser’s valuation of the common stock of approximately 4% and, consequently, a decrease in the aggregate value of the stock being offered. The price per share has been reduced from $9.00 to $8.50.

If you are a shareholder of Ocean Shore Holding Co. on the date we complete the reorganization, your existing shares will be cancelled and exchanged for shares of new Ocean Shore Holding Co. common stock. The number of new shares you will receive will be based on an exchange ratio determined as of the closing of the reorganization that is intended to result in Ocean Shore Holding Co.’s existing public shareholders owning approximately 42.8% of new Ocean Shore Holding Co.’s common stock, which is the same percentage of Ocean Shore Holding Co. common stock currently owned by existing public shareholders. The exchange ratio will range from 0.8612 at the minimum of the offering range to 1.1651 shares at the maximum of the offering range.

We are providing all shareholders of Ocean Shore Holding Co. the opportunity to order shares in our direct community offering. Orders in the direct community offering will be filled after orders received in the subscription offering.

If you wish to subscribe for shares of common stock, please call our conversion center at (866) 338-2649, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time, to request a prospectus and stock order form. Your order must be physically received (not postmarked) by Ocean Shore Holding Co. no later than 5:00 p.m., Eastern time, on                     ,                     , 2009. Please read the prospectus carefully before making an investment decision.

Sincerely,

Steven E. Brady

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Ocean City Home Bank, OC Financial MHC, Ocean Shore Holding Co., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                    , 2009

Dear Interested Investor:

Last year, the Boards of Directors of Ocean City Home Bank, Ocean Shore Holding Co. and OC Financial MHC unanimously adopted a Plan of Conversion and Reorganization providing for our reorganization from a mutual holding company to a stock holding company. The Plan was subsequently approved by the members of OC Financial MHC and the shareholders of Ocean Shore Holding Co. As part of this Plan, a newly formed New Jersey corporation, also called Ocean Shore Holding Co., is offering certain shares of its common stock in a public offering and will issue additional shares to the current shareholders of Ocean Shore Holding Co. (other than OC Financial MHC) in exchange for their existing shares.

As a qualifying current or former account holder, you were given nontransferable rights in the stock offering to subscribe for shares of Ocean Shore Holding Co. common stock on a priority basis, before the stock was offered to the general public. In March, we suspended our stock offering as a result of market conditions and, in accordance with regulatory requirements, all persons who submitted orders in the subscription offering had their subscriptions cancelled and funds returned with interest or deposit holds released.

We have recommenced our stock offering and are resoliciting all persons who subscribed for shares in our initial subscription offering and who did not cancel their orders in our first resolicitation. This resolicitation opportunity is being given to you because you submitted a valid order during the original subscription offering period. The current offering is based on an updated appraisal of the estimated pro forma market value of our common stock and reflects a decrease in the appraiser’s valuation of the common stock of approximately 4% and, consequently, a decrease in the aggregate value of the stock being offered. The enclosed prospectus describes the stock offering and the operations of Ocean Shore Holding Co.

Because all previous subscriptions were cancelled and all funds returned and deposit holds released, you must submit a new order form if you continue to desire to purchase Ocean Shore Holding Co. common stock. If you wish to subscribe for shares, please complete the enclosed stock order form and return it to Ocean Shore Holding Co. together with your payment for the shares, by mail using the enclosed postage-paid envelope or by hand delivery or overnight courier to the Ocean Shore Holding Co. Conversion Center, 5401 Harding Highway, Mays Landing, NJ 08330. Your order must be physically received (not postmarked) by Ocean Shore Holding Co. no later than 5:00 noon, Eastern time, on                     ,                     , 2009. Please read the prospectus carefully before making an investment decision.

Thank you for your interest in Ocean Shore Holding Co. If you have any questions after reading the enclosed material, please call our conversion center at (866) 338-2649, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Steven E. Brady

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Ocean City Home Bank, OC Financial MHC, Ocean Shore Holding Co., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                    , 2009

Dear Interested Investor:

Last year, the Boards of Directors of Ocean City Home Bank, Ocean Shore Holding Co. and OC Financial MHC unanimously adopted a Plan of Conversion and Reorganization providing for our reorganization from a mutual holding company to a stock holding company. The Plan was subsequently approved by the members of OC Financial MHC and the shareholders of Ocean Shore Holding Co. As part of this Plan, a newly formed New Jersey corporation, also called Ocean Shore Holding Co., is offering certain shares of its common stock in a public offering and will issue additional shares to the current shareholders of Ocean Shore Holding Co. (other than OC Financial MHC) in exchange for their existing shares.

We commenced our stock offering in November 2008. In March, we suspended the offering as a result of market conditions and, in accordance with regulatory requirements, all persons who submitted orders in the subscription and community offerings had their subscriptions cancelled and funds returned with interest or deposit holds released.

We have recommenced our stock offering and are resoliciting all persons who subscribed for shares in our initial offering and who did not cancel their orders in our first resolicitation. This resolicitation opportunity is being given to you because you submitted a valid order during the original offering period. The current offering is based on an updated appraisal of the estimated pro forma market value of our common stock and reflects a decrease in the appraiser’s valuation of the common stock of approximately 4% and, consequently, a decrease in the aggregate value of the stock being offered. The enclosed prospectus describes the stock offering and the operations of Ocean Shore Holding Co.

Because all previous subscriptions were cancelled and all funds returned and deposit holds released, you must submit a new order form if you continue to desire to purchase Ocean Shore Holding Co. common stock. If you wish to subscribe for shares, please complete the enclosed stock order form and return it to Ocean Shore Holding Co. together with your payment for the shares, by mail using the enclosed postage-paid envelope or by hand or overnight courier to the Ocean Shore Holding Co. Conversion Center, 5401 Harding Highway, Mays Landing, NJ 08330. Your order must be physically received (not postmarked) by Ocean Shore Holding Co. no later than 5:00 p.m., Eastern time, on                     ,                     , 2009. Please read the prospectus carefully before making an investment decision.

Thank you for your interest in Ocean Shore Holding Co. If you have any questions after reading the enclosed material, please call our conversion center at (866) 338-2649, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Steven E. Brady

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Ocean City Home Bank, OC Financial MHC, Ocean Shore Holding Co., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                    , 2009

Dear Customers and Friends of Ocean City Home Bank:

As you know, last year the Boards of Directors of Ocean City Home Bank, Ocean Shore Holding Co. and OC Financial MHC unanimously adopted a Plan of Conversion and Reorganization providing for our reorganization from a mutual holding company to a full stock organization. The Plan was subsequently approved by the members of OC Financial MHC and the shareholders of Ocean Shore Holding Co. To accomplish the reorganization, a newly formed New Jersey corporation, also called Ocean Shore Holding Co., must sell certain shares of its common stock in a public offering and issue additional shares to the current shareholders of Ocean Shore Holding Co. (other than OC Financial MHC) in exchange for their existing shares. In accordance with regulatory requirements, we are writing to update you on the status of the reorganization.

We commenced our stock offering in November of last year. In March, we suspended the offering as a result of market conditions and requested our independent appraiser, RP Financial, L.C., to update its appraisal of the estimated pro forma market value of our common stock. We have received an updated appraisal report dated May 29, 2009, and are now recommencing our stock offering based on the updated appraisal. The current offering reflects a decrease in the appraiser’s valuation of the common stock of approximately 4% and, consequently, a decrease in the aggregate value of the stock being offered. The price per share has been reduced from $9.00 to $8.50.

Only persons who subscribed for shares in our original offering and who did not cancel their orders in our first resolicitation have subscription rights in this offering. However, we are providing all persons who had subscription rights in our initial offering the opportunity to order shares in our direct community offering. Orders in the direct community offering will be filled after orders received in the subscription offering.

If you are interested in subscribing for shares of common stock, please call our conversion center at (866) 338-2649, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time, to request a prospectus and stock order form. Your order must be physically received (not postmarked) by Ocean Shore Holding Co. no later than 5:00 p.m., Eastern time, on                     ,                     , 2009. Please read the prospectus carefully before making an investment decision.

Sincerely,

Steven E. Brady

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Ocean City Home Bank, OC Financial MHC, Ocean Shore Holding Co., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.